Exhibit 99.1

GFI Group Inc. Announces Fourth Quarter

and Full Year 2004 Results

New York (March 10, 2005) — GFI Group Inc. (“GFI” — NASDAQ: GFIG), an inter-dealer brokerage, market data and analytical software provider for global cash & derivative markets, today announced financial results for the fourth quarter and full year ended December 31, 2004.

On January 31, 2005, GFI completed an initial public offering of 6,735,808 shares of common stock, 3,947,369 shares of which were sold by GFI and 2,788,439 of which were sold by certain stockholders of GFI at a price of $21 per share.  The per share calculations contained in this release do not include the shares issued by GFI in the initial public offering.  GFI received net proceeds of approximately $74.2 million from this offering.

Earnings

For the fourth quarter 2004, GFI reported net income of $3.4 million, or $0.14 per diluted share, on a Generally Accepted Accounting Principles (GAAP) basis.  For comparative purposes, GFI’s fourth quarter 2004 net income represented an increase of 30.8% over its fourth quarter 2003 net income of $2.6 million and its net income per diluted share represented an increase of 27.3% over its fourth quarter 2003 net income of $0.11 per diluted share.

For the full year 2004, GFI reported net income of $23.1 million, or $0.95 per diluted share, on a GAAP basis.  For comparative purposes, GFI’s full year 2004 net income represented an increase of 59.3% over its full year 2003 net income of $14.5 million and its net income per diluted share represented an increase of 55.7% over its full year 2003 net income of $0.61 per diluted share.

To reflect earnings generated from GFI’s operations, GFI also reported non-GAAP net income.  For the fourth quarter 2004, GFI reported non-GAAP net income of $6.0 million, or $0.24 per diluted share.  For the full year 2004, GFI reported non-GAAP net income of $25.7 million, or $1.06 per diluted share.  The difference between non-GAAP net income and GAAP net income for the fourth quarter and full year 2004 are nonrecurring charges aggregating $2.6 million (net of tax), or $0.10 and $0.11, respectively, per diluted share, for costs associated with terminating a lease with an affiliate covering GFI’s primary London premises.  This lease termination will allow GFI to relocate to larger premises in order to combine its U.K. operations into a single location and to accommodate anticipated continued growth.  See “Non-GAAP Financial Measures” below for a detailed description of GFI’s non-GAAP net income.

Michael Gooch, Chairman and Chief Executive Officer of GFI commented, “GFI’s exceptional performance in 2004 reaffirms our strategy of focusing on growing markets for less liquid, more complex instruments.  It also supports our commitment to providing hybrid brokerage services through skilled brokers leveraged by technology, data and analytics tools.  With our strong management team and growing brokerage staff, we are confident that we will continue to offer our institutional clients exceptional service in existing and new markets in the years to come.”

Revenues

For the fourth quarter 2004, GFI reported total revenues of $105.1 million representing an increase of 57.6% over fourth quarter 2003 total revenues of $66.7 million.  For the full year 2004, GFI reported total revenues of $385.0 million representing an increase of 44.8% over full year 2003 total revenues of $265.8 million.  GFI’s increased revenues in the fourth quarter and the full year were primarily due to increased brokerage revenues across each of its brokerage product categories of credit, financial, equity and commodity instruments.

The main factors contributing to the growth of revenues for the full year 2004 were the net addition of 163 brokerage personnel during 2004, a continued focus on, and investment in, growing and higher-margin product areas, as well as product areas that complement its existing brokerage services, overall growth in trading volumes in markets in which it provides brokerage services, the continued expansion of its hybrid brokerage capabilities and the continued development and distribution of its data and analytics products.

Expenses

For the fourth quarter 2004, compensation and employee benefits expense increased by $23.5 million, or 55.0%, to $66.2 million from $42.7 million for the fourth quarter 2003.  The increase was primarily attributable to an increase in the number of brokerage personnel, an increase in performance related brokerage bonuses of $13.2 million and an increase in expense related to sign-on bonuses of $1.1 million.  For the full year 2004, compensation and employee benefits expense increased by $75.5 million, or 45.4%, to $241.8 million from $166.3 million for the full year 2003. The increase was primarily attributable to an increase in the number of brokerage personnel from 397 at December 31, 2003 to 560 at December 31, 2004, an increase in performance-related brokerage bonuses of $40.9 million and an increase in expenses related to sign-on bonuses of $6.2 million.  The total increase in sign-on bonuses for newly hired brokers in 2004 mainly resulted from the expansion of our brokerage operations in equity and corporate bond products.

Total compensation and employee benefits expense as a percentage of total revenues increased slightly to 62.8% for the year ended December 31, 2004 from 62.5% for the year ended December 31, 2003.  Broker productivity (defined as total brokerage revenues during the period divided by average brokerage personnel headcount for the period) increased to $0.8 million for the year ended December 31, 2004 as compared to $0.6 million for the prior year.

For the fourth quarter of 2004, all other expenses increased by $12.4 million, or 64.9% to $31.5 million from $19.1 million for the fourth quarter 2003. For the full year 2004, all other expenses increased by $27.8 million, or 38.5%, to $100.1 from $72.2 million for the full year 2003. Total other expenses as a percentage of total revenues decreased to 26.0% for the year ended December 31, 2004 from 27.2% for the year ended December 31, 2003.  Total other expense excluding the non-recurring charges discussed below, on a pre-tax basis, as a percentage of total revenues would have been 25.1% for the year ended December 31, 2004.

Non-GAAP Financial Measures

To supplement GFI’s consolidated financial statements presented in accordance with GAAP for 2004, GFI used non-GAAP financial measures of expenses, net income and earnings per share, which were adjusted to exclude certain nonrecurring expenses. These non-GAAP measures supplement the presentation of GFI’s GAAP financial results and are provided because GFI’s management believes the exclusion of these nonrecurring expenses provides investors with meaningful supplemental information regarding GFI’s core operating results and a consistent basis for comparison between the periods presented. In the fourth quarter and full year 2004, the difference between GAAP net income and non-GAAP net income was $2.6 million. The difference between non-GAAP net income and GAAP net income consisted of an accrual for $2.2 million of contract termination costs related to the termination of a lease with an affiliate for GFI’s primary London premises and $0.4 million of accelerated depreciation for assets to be abandoned at these premises.

Conference Call

GFI has scheduled an investor conference call at 8:30 a.m. Eastern time on Friday, March 11, 2005 to review its 2004 financial results.  A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Web site. For web cast registration information, please visit http://www.gfigroup.com.  Following the conference call, an archived recording will be available at the same site.  Those wishing to listen to the live conference via telephone should dial 617-847-8710 in North America and +44-207-365-8426 in Europe and say that they are calling for the “GFI Group” conference call.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About GFI Group Inc.

GFI Group Inc. is a leading inter-dealer broker specializing in over-the-counter derivatives products and related securities. GFI Group Inc. provides brokerage services, market data and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 800 people with additional offices in London, Hong Kong, Tokyo, Singapore and Sydney.  GFI serves over 1,300 institutional clients including leading investment and commercial banks, large corporations, insurance companies and large hedge funds. Its brands include GFI, GFInet® and FENICS®.

Contact:

GFI Group Inc.	Hill & Knowlton
Christopher Giancarlo: 212-968-2927	Kal Goldberg: 212-885-0365
Susannah Hamilton: 011-44-20-7877-8049	Stefan Anikewich: 212-885-0505

GFI Group Inc. and Subsidiaries

Consolidated Statement of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
REVENUES:
Brokerage revenues:
Agency commissions	$73,366	$43,832	$262,039	$184,920
Principal transactions	25,627	17,746	101,339	65,237
Total brokerage revenues	98,993	61,578	363,378	250,157
Analytics and market data	3,732	3,094	16,081	13,143
Interest income	776	391	1,578	1,167
Other income	1,597	1,648	3,983	1,377
Total revenues	105,098	66,711	385,020	265,844

EXPENSES:
Compensation and employee benefits	66,224	42,731	241,847	166,276
Communications and quotes	5,341	4,115	20,536	16,512
Travel and promotion	6,251	3,952	19,511	14,301
Rent and occupancy	2,479	2,208	10,669	10,645
Depreciation and amortization	4,060	3,026	13,856	10,297
Professional fees	2,676	2,259	9,468	7,793
Clearing fees	3,623	900	9,816	3,668
Interest	1,076	671	3,159	2,470
Other expenses	3,343	2,007	10,353	6,533
Lease termination costs to affiliate	2,651	—	2,651	—
Total expenses	97,724	61,869	341,866	238,495

INCOME BEFORE PROVISION FOR
INCOME TAXES	7,374	4,842	43,154	27,349

PROVISION FOR INCOME TAX	4,017	2,281	20,031	12,885

NET INCOME	$3,357	$2,561	$23,123	$14,464

Basic earnings per share - Class A and
Class B common stock	$0.15	$0.11	$1.01	$0.63

Diluted earnings per share	$0.14	$0.11	$0.95	$0.61

Weighted average shares outstanding - basic:
Class A common stock	5,893,846	5,893,846	5,893,846	5,893,846
Class B common stock	10,155,809	10,155,809	10,155,809	10,155,809

Weighted average shares outstanding - diluted	24,445,477	23,693,418	24,334,003	23,693,418

Consolidated Statement of Operations

As a Percentage of Total Revenues

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
REVENUES:
Brokerage revenues:
Agency commissions	69.8%	65.7%	68.1%	69.6%
Principal transactions	24.4%	26.6%	26.3%	24.6%
Total brokerage revenues	94.2%	92.3%	94.4%	94.2%
Analytics and market data	3.6%	4.6%	4.2%	4.9%
Interest income	0.7%	0.6%	0.4%	0.4%
Other income	1.5%	2.5%	1.0%	0.5%
Total revenues	100.0%	100.0%	100.0%	100.0%

EXPENSES:
Compensation and employee benefits	63.0%	64.1%	62.8%	62.5%
Communications and quotes	5.1%	6.2%	5.3%	6.2%
Travel and promotion	5.9%	5.9%	5.1%	5.4%
Rent and occupancy	2.4%	3.3%	2.8%	4.0%
Depreciation and amortization	3.9%	4.5%	3.6%	3.9%
Professional fees	2.5%	3.4%	2.5%	2.9%
Clearing fees	3.5%	1.3%	2.5%	1.4%
Interest	1.0%	1.0%	0.8%	0.9%
Other expenses	3.2%	3.0%	2.7%	2.5%
Lease termination costs to affiliate	2.5%	0.0%	0.7%	0.0%
Total expenses	93.0%	92.7%	88.8%	89.7%

INCOME BEFORE PROVISION FOR
INCOME TAXES	7.0%	7.3%	11.2%	10.3%

PROVISION FOR INCOME TAX	3.8%	3.4%	5.2%	4.8%

NET INCOME	3.2%	3.8%	6.0%	5.5%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Brokerage Revenues by Product Categories:
Credit	$36,304	$27,231	$153,089	$115,371
Financial	24,870	17,648	84,709	69,101
Equity	21,753	7,043	71,473	27,226
Commodity	16,066	9,656	54,107	38,459

Total brokerage revenues	$98,993	$61,578	$363,378	$250,157

Brokerage Revenues by Geographic Region:
U.S.	$49,590	$25,091	$170,438	$102,920
U.K.	44,330	31,774	172,417	128,743
Asia-Pacific	5,073	4,713	20,523	18,494

Total brokerage revenues	$98,993	$61,578	$363,378	$250,157

	As of December 31,
	2004	2003
Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$105,161	$87,299
Total assets	640,223	374,809
Total debt, including current portion	58,841	47,997
Redeemable convertible preferred stock	30,043	30,043
Stockholders’ equity	53,369	37,778

Selected Statistical Data:
Brokerage personnel headcount(1)	560	397
Employees	868	668
Number of brokerage desks(2)	101	78
Broker productivity for the period(3)	$757	$648

(1)                               Brokerage personnel headcount includes brokers, trainees and clerks.

(2)                               A brokerage desk is defined as one or more individual brokers working together at a single location that provide brokerage services with respect to one or more specific financial instruments. Brokerage desks in different locations are considered separate desks even if they focus on the same financial instrument.

(3)                               Broker productivity is calculated as brokerage revenues divided by average brokerage personnel headcount for the period.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
GAAP revenues	$105,098	$66,711	$385,020	$265,844

GAAP expenses	97,724	61,869	341,866	238,495
Contract termination costs (a)	(2,651)	—	(2,651)	—
Accelerated depreciation (b)	(599)	—	(599)	—
Non-GAAP operating expenses	94,474	61,869	338,616	238,495

GAAP income before income tax provision	7,374	4,842	43,154	27,349
Sum of reconciling items = - (a) - (b)	3,250	—	3,250	—
Non-GAAP income before income tax provision	10,624	4,842	46,404	27,349

GAAP income tax provision	4,017	2,281	20,031	12,885
Income tax benefit on non-operating loss (c)	669	—	669	—
Non-GAAP income tax provision	4,686	2,281	20,700	12,885

GAAP net income	3,357	2,561	23,123	14,464
Sum of reconciling items = - (a) - (b) - (c)	2,581	—	2,581	—
Non-GAAP net income	$5,938	$2,561	$25,704	$14,464

GAAP basic net income per share	$0.15	$0.11	$1.01	$0.63
Basic non-operating income per share	$0.11	$—	$0.12	$—
Non-GAAP basic net income per share	$0.26	$0.11	$1.13	$0.63

GAAP diluted net income per share	$0.14	$0.11	$0.95	$0.61
Diluted non-operating income per share	$0.10	$—	$0.11	$—
Non-GAAP basic net income per share	$0.24	$0.11	$1.06	$0.61